                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



                                    JURISDICTION OF
SUBSIDIARY OF REGISTRANT            INCORPORATION                 BUSINESS NAME
------------------------            ---------------               -------------
Genesis Microchip Corporation       State of California           Genesis Microchip Corporation

Rainbow Acquisition Corporation     State of Delaware             Rainbow Acquisition Corporation